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                                                                    EXHIBIT 23.2





                         [GRANT THORNTON LETTERHEAD]





We have issued our report dated November 8, 1994, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Microdyne Corporation on Form 10-K for the year ended September 30, 1994.
We hereby consent to the incorporation by reference of said report in the Registration Statement of Microdyne Corporation on Form S-3 and to the use of our name as it appears under the caption "Experts".

GRANT THORNTON LLP

/s/ GRANT THORNTON LLP

Washington, D.C.
June 15, 1995